Exhibit 21.1
Subsidiaries of Registrant as of March 22, 2024

Name: Star Real Estate Holdings USA, Inc.
State of Incorporation: Delaware

Name: 947 Waterford Road, LLC
State of Incorporation: Delaware

Name: 56 Mechanic Falls Road, LLC
State of Incorporation: Delaware

Name: 300 Park Street, LLC
State of Incorporation: Delaware

Name: 791 Rose Drive, LLC
State of Incorporation: Delaware

Name: Star Construction Holdings, Inc.
State of Incorporation: Minnesota

Name: KBS Builders, Inc.
State of Incorporation: Delaware

Name: EdgeBuilder, Inc.
State of Incorporation: Delaware

Name: Glenbrook Building Supply, Inc.
State of Incorporation: Delaware

Name: Star Equity Fund GP, LLC
State of Incorporation: Delaware

Name: Star Equity Fund, LP
State of Incorporation: Delaware

Name: Star Value Investments, LLC
State of Incorporation: Delaware

Name: Star Investment Management, LLC
State of Incorporation: Connecticut

Name: Star Equity Investment Holdings, LLC
State of Incorporation: Delaware